UDR Opening doors to the future®

Exhibit 99.3

2015-2016 STRATEGIC OUTLOOK

February 2015



Channel @ Mission Bay – San Francisco, CA
Recent Development







UDR, Inc. (NYSE: UDR), has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive real estate properties in primary U.S. markets

- S&P 400 Company
- $13 Billion Enterprise
- 2015 Annualized Dividend of $1.11, ~3.3% Yield

CFO:
Tom Herzog
720.283.6139

Investor Relations:
Chris Van Ens
720.348.7762

Opening doors to the future®

TABLE OF CONTENTS



Waterscape – Kirkland, WA
Wholly Owned, Recently Acquired

STRATEGIC OBJECTIVES - OVERVIEW

We remain focused on executing UDR's long-term strategic objectives that will continue to generate safe, consistent cash flow growth and optimize shareholder value

1 Drive organic growth / expand margins and improve resident / associate satisfaction through our best-in-class operating platform



2 Allocate capital to accretive opportunities, including development, that strengthen our market mix and portfolio quality

3 Accretively fund growth and maintain a strong and flexible balance sheet

Generate High-Quality Cash Flow Growth to Grow the Dividend and NAV per share

Drive Total Shareholder Return (TSR)

REVIEW OF 2014 – RESULTS VS. PLAN

2014 results kept us in-line with or ahead of the majority of objectives set forth in previous 3-year Plans

OPERATIONS

	2013A-2015E VS. ORIGINAL 2013-2015 THREE-YEAR PLAN (1)	2014A-2016E VS. PRIOR 2014-2016 THREE-YEAR PLAN (2)
SS Revenue Growth	+75 bps	+95 bps
SS Expense Growth	(110) bps	(120) bps
SS NOI Growth	+155 bps	+180 bps

CAPITAL ALLOCATION

	2013A-2015E VS. ORIGINAL 2013-2015 THREE-YEAR PLAN (1)	2014A-2016E VS. PRIOR 2014-2016 THREE-YEAR PLAN (2)
Stabilized Develop. Yield versus Cap Rate Spread	↔	↔

BALANCE SHEET

	2013A-2015E VS. ORIGINAL 2013-2015 THREE-YEAR PLAN (1)	2014A-2016E VS. PRIOR 2014-2016 THREE-YEAR PLAN (2)
Leverage	(50) bps	(150) bps
Net Debt-to-EBITDA	(0.25)x	(0.30)x
Fixed Charge Coverage	+0.60x	+0.30x

CASH FLOW, DIVIDEND AND NAV GROWTH

	2013A-2015E VS. ORIGINAL 2013-2015 THREE-YEAR PLAN (1)	2014A-2016E VS. PRIOR 2014-2016 THREE-YEAR PLAN (2)
FFO as Adj./sh Growth	+240 bps	+235 bps
AFFO/sh Growth	+205 bps	+165 bps
Dividend/sh Growth	In-Line with AFFO	In-Line with AFFO
NAV/sh Growth	↔	↔

(1) Published in February 2013.
(2) Published in February 2014.

Green = Ahead; ↔ = In-Line; Red = Behind

OPERATIONAL EXCELLENCE

Our best-in-class operating platform is a competitive advantage that differentiates UDR and continues to generate strong results versus peers

BETTER TOP-LINE RESULTS IN PRIMARY MARKETS…

		AVERAGE SAME-STORE REVENUE GROWTH	
MARKET	% UDR NOI [(1)]	UDR VS. MF PEER AVG. LTM [(2)]	UDR VS. MF PEER AVG. LAST 3 YRS [(2)]
New York	12.9%	+125 bps	+260 bps
Metro D.C.	12.7%	+110 bps	+100 bps
Orange County	12.4%	(45) Bps	+25 bps
SF Bay Area	11.6%	(45) Bps	←→
Seattle	6.5%	+35 bps	←→
Dallas	5.5%	+50 bps	+90 bps
Boston	5.3%	+80 bps	+255 bps
Los Angeles	3.9%	(75) Bps	(40) bps
8 Primary Markets Wtd. Avg.	**70.8%**	+35 bps	+95 bps

Green = Ahead; ←→ = In-Line; Red = Behind

AND MORE MARKETS WON [(3)] OVER TIME…



% of UDR's Markets Won on a Quarterly SS Revenue Basis (4)
UDR
MF Peer Avg.
60%
50%
40%
30%
20%
10%
0%
49%
14%
44%
18%
34%
12%
29%
23%
31%
20%
40%
15%
36%
19%
2008
2009
2010
2011
2012
2013
YTD 2014

(1) Represents UDR's total NOI inclusive of pro-rata joint venture NOI as of 4Q 2014.
(2) LTM is last twelve months. Last 3 years or when UDR began reporting SS growth if < 3 years. Measurement periods end in 3Q 2014.
(3) Winning a market is defined as ranking first among MF peers in year-over-year same-store revenue growth in a quarter.
(4) Excludes historical BRE and CLP results. YTD 2014 is defined as 1Q 2014 through 3Q 2014.
Source: Company and MF peer documents.

OPERATIONS – SUSTAINABLE IMPROVEMENT

Implementing operating efficiency initiatives that boost revenue growth or reduce expense growth has been and will continue to be a part of UDR's DNA

PRIMARY ENHANCEMENTS TO OPERATING PLATFORM

HISTORICAL ENHANCEMENTS	OUTCOME	
On-Line Rent Payment	77% penetration –	Eliminated property-level administrative work
On-Line Lease Renewal	83% penetration –	Eased new lease and renewal processes for customers and associates
On-Line New Lease	50% penetration –	
On-Line Maintenance Request	75% penetration –	Enhanced customer service through 24-hour portal

CURRENT ENHANCEMENTS	OUTCOME
Reduce Average Days Vacant	5 day reduction since '12 through lease expiration management and unit turn efficiency
Repair and Maintenance Efficiencies	R&M costs 10% lower than typically would be since YE '12
Resurrecting Discarded Rental Leads	Sourced ~400 incremental leases in '14 through outbound call center
Website	Recently launched version 3.0 to boost site-level traffic and improve SEO search

POTENTIAL FUTURE ENHANCEMENTS	GOAL
Resident Package Management	Provide a needed service to our residents and reduce package clutter
Electronic Locks	Reduce R&M costs and provide an amenity for residents
Ultra High-Speed Internet	Provide an amenity for our residents
Reputation Management	Proactively respond to and address customer needs

Continuously improving our operating platform is a significant competitive advantage. Incremental efficiency opportunities will serve to maintain this advantage for years to come.

Source: Company documents.

OPERATIONS – OPERATING INITIATIVES

The potential impact to our bottom-line from some of our current operating initiatives is quantified below

1 REDUCE DAYS VACANT

- 5 days recovered since 2012

2014 AVG. DAYS VACANT
~21 Days
LONG-TERM GOAL
~18 Days

POTENTIAL IMPACT OF 5 DAY REDUCTION

5 LESS DAYS VACANT **x** # OF SS APARTMENT HOMES (~36K) **x** AVG. TURNOVER (~52%) **x** AVG. DAILY RENT (~$55) =

~$5.1M IN ADDITIONAL NOI

2 INCREASE MAINTENANCE STAFF EFFICIENCY

- Use efficiency gains to bring more R&M work in-house
- Approximately 50 minutes per day recovered since 2012

RECOVERED HOURS TO-DATE
~50 Minutes
HOURS STILL TO RECOVER
~1.5-2.0 Hours

POTENTIAL IMPACT OF 0.85 HOURS RECOVERED

50 MINUTES RECOVERED **x** AVG. HOURLY RATE FOR 3RD-PARTY WORK (~$40) **x** WORK DAYS IN A YEAR (220) **x** SIZE OF MAINTENANCE STAFF (~360) =

~$2.7M IN ADDITIONAL NOI

3 RESURRECT DISCARDED RENTAL LEADS

- Use a corporate outbound call center to reach out to discarded rental leads to gauge interest
- ~400 incremental leases sourced in 2014

2014 INCREMENTAL LEASES GENERATED BY CORPORATE CALL CENTER
~400

POTENTIAL IMPACT OF 400 LEASES

OF INCREMENTAL LEASES (~400) **x** AVG. ANNUAL SS REVENUE PER LEASE (~19,500/YR) **x** MID-YEAR CONVENTION =

~$3.9M IN ADDITIONAL NOI

Source: Company documents.

CAPITAL ALLOCATION - DEVELOPMENT

UNDERWAY AND COMPLETED, NON-STABILIZED DEVELOPMENT - 12/31/2014

- **Size:** 2,430 homes at 100%
- **Cost:** $875M, $472K per home at 100%
- **Spent to Date:** $630M (~72% of total cost)
- Wtd. avg. yield vs. cap rate spread of 150-200 bps

- **Completion timeline of remaining underway development:**
  - **2015**: $326 million
  - **2016**: $162 million
  - **2017:** $116 million


Seattle
1 land parcel
Boston
1 underway asset, $218M
2 land parcels, 2 entitled
San Francisco
1 underway asset, $162M
2 land parcels, 1 entitled
Denver
1 underway asset (2), $108M
Metro Washington, DC
1 completed asset, $132M
Los Angeles
1 underway asset, $54M
5 land parcels, 2 entitled
Orange County
1 underway asset, $63M
2 completed assets, $139M
1 land parcel, 1 entitled
Dallas
2 land parcels (3), 2 entitled

SHADOW PIPELINE AT 12/31/2014

UDR WHOLLY-OWNED LAND STATS (1)

- **Parcels:** 6 total; 4 entitled
- **Locations:** Los Angeles, Boston, Dallas, Orange County
- **Cost Basis:** $158M
- **Potential Homes:** 1,100-1,400 homes
- **Potential Construction Cost:** $700-$800M

UDR/METLIFE JV LAND STATS AT 100%

- **Parcels:** 7 total; 4 entitled
- **Locations:** Seattle, Los Angeles, SF Bay Area, Dallas
- **Cost Basis:** $173M; UDR share is $55M
- **Potential Homes:** 3.0-3.5K homes
- **Potential Construction Cost:** $800-$900M; UDR share: $400-$500M

POTENTIAL SHADOW PIPELINE VALUE CREATION FOR UDR: $400 TO $450M

(1) Includes consolidated joint ventures of which UDR owns 95%.
(2) UDR has the option to purchase the property upon completion of construction and receives 50% of the upside upon acquisition of the asset or sale to a third party.
(3) A portion of the Dallas land is wholly-owned and a portion is held in the UDR/MetLife Vitruvian Park® Joint Venture.
Note: Dollar amounts presented at UDR's ownership interest unless otherwise noted.
Source: Company documents.

CAPITAL ALLOCATION – VALUE CREATION

Development remains our most attractive capital allocation opportunity



Average Initial Returns Available to UDR
Acq.
Market Cap Rate: 4.5%
Dev.
+175bp Spread
= Stabilized Yield: 6.3%
2%
3%
4%
5%
6%
7%
8%

Cash flow/sh and NAV/sh growth are expected to remain strong as developments stabilize

Under Construction Developments: $604M
+ Completed, Non-Stabilized Developments: $271M
+ Stabilized, Non-Mature Developments(1): $571M
= Total Development: $1.45B is expected to create ~$550-650 million in NAV



Expected Development Cash Flow Generation
Average '15E / '16E development drag / accretion
Annual est. accretion upon stabilization
$0.10
$0.05
$0.00
($0.05)
($0.10)
$(0.035)
$0.055
$0.08
Drag
Accretion
Accretion



Expected NAV/sh Accretion
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$2.40
Accretion

(1) Includes Capitol View on 14th – Washington, DC, Bella Terra – Huntington Beach, CA, Channel @ Mission Bay – San Francisco, 13th @ Market – San Diego, Fiori – Dallas, Domain College Park – College Park, MD.

Source: Company documents.

UDR'S DEVELOPMENTS

Some of our recent developments are presented below

STABILIZED, NON-MATURE DEVELOPMENTS


Capitol View on 14th
Washington, DC
Completed: 2013


The Residences at Bella Terra
Huntington Beach, CA
Completed: 2013


Channel @ Mission Bay
San Francisco, CA
Completed: 2014

COMPLETED, NON-STABILIZED DEVELOPMENTS


DelRay Tower
Alexandria, VA
Completed: 2014


Beach & Ocean I Huntington Beach, CA
Completed: 2014


Los Alisos I Mission Viejo, CA
Completed: 2014

UNDER CONSTRUCTION DEVELOPMENTS


Steele Creek I Denver, CO
Estimated Completion: 2015


Pier 4 I Boston, MA
Estimated Completion: 2015


399 Fremont I San Francisco, CA
Estimated Completion: 2016

BALANCE SHEET AND FUNDING SOURCES

By year-end 2016, we expect to achieve our target leverage profile…

METRIC	YE 2014A	YE 2015E	YE 2016E
Debt-to-assets	38.6%	36% to 38%	34% to 36%
Net debt-to-EBITDA	6.5x	5.8x to 6.2x	5.4x to 5.8x
Fixed Charge Coverage	3.6x	3.6x to 4.0x	3.8x to 4.2x

…as we also continue to improve our credit profile and lower our debt financing costs

INVESTMENT GRADE UNSECURED RATINGS

- **Moody's:** Upgraded to Baa1, stable outlook – 3Q 2014
- **S&P:** Revised to BBB, positive outlook – 3Q 2014

In 2015 and 2016 we will continue to fund development and land acquisitions. Our new capital needs are reasonably sized in both years

SOURCES ($ IN MILLIONS)	2015E	2016E
New Debt and Equity and Sales Proceeds	$700 to $850	$500 to $650
Construction Loan Proceeds	$120 to $140	$25 to $75
AFFO in Excess of Rev. Enhancing Capex and Dividends and Other	$100 to $135	$90 to $125
Total	**$925 to $1,125**	**$625 to $825**

USES ($ IN MILLIONS)	2015E	2016E
Development, Redev. And Land Acq.	$(400) to $(450)	$(400) to $(450)
Acquisitions	$0 to $(150)	$(0) to $(150)
Debt Maturities	$(516)	$(214)
Total	**$(925) to $(1,125)**	**$(625) to $(825)**

Source: Company documents.

CASH FLOW, DIVIDEND & NAV GROWTH

After strong AFFO/sh growth in 2014, solid operating results and development earn-in (somewhat offset by reloading the pipeline) are expected to drive cash flow, dividend and NAV growth in 2015


AFFO/sh Growth
14%
12%
10%
8%
6%
4%
Dividend/sh growth is expected to mirror AFFO/sh growth
10%
5-8%
6-9%
UDR 2014A
UDR 2015E
UDR 2016E


NAV/sh Growth
12%
10%
8%
6%
Flat cap rate expectation
8-10%
8-10%
UDR 2015E
UDR 2016E

Components of UDR's 2015E AFFO/sh growth at 6.5% growth midpoint


12%
10%
8%
6%
4%
2%
0%
-2%
-4%
-6%
Debt Refinancings: 1%
Development Earn-in: 3%
SS/Non-SS NOI: 6%
Other, net (1): (3.5)%
Nets to 6.5% growth at the midpoint

(1) Other, net includes impact from lower income tax benefit and loss of Texas JV FFO due to sale.
Source: Company documents and forecasts and peer documents and BMO Capital Markets.

2015 / 2016 EXPECTATIONS

$ IN MILLIONS, EXCEPT PER SHARE	2014A	2015E	2016E
EARNINGS			
FFO per Share	$1.56	**$1.60 to $1.66**	$1.69 to $1.75
FFO as Adjusted per Share	$1.52	**$1.58 to $1.64**	$1.69 to $1.75
AFFO per Share	$1.35	**$1.41 to $1.47**	$1.52 to $1.58
Wtd. Avg. Dil. Shares/Units (M)	265.7	**N/A**	N/A
Annualized Declared Dividend per Share	$1.04	**$1.11**	TBD
SAME-STORE OPERATIONS (YR/YR)			
Revenue Growth	4.3%	**3.75% to 4.25%**	3.5% to 4.5%
Expense Growth	2.5%	**2.5% to 3.0%**	2.5% to 3.5%
NOI Growth	5.2%	**4.0% to 5.0%**	3.5% to 5.5%
Average Physical Occupancy	96.7%	**96.5%**	N/A
OTHER ADDITIONS/(DEDUCTIONS)			
Interest Expense	$(130)	**$(125) to $(130)**	$(118)to $(123)
G&A, gross	$(47)	**$(49) to $(51)** (2)	$(45) to $(50)
Tax Benefit for RE^3, net	$15 (1)	**$3 to $5**	**$2 to $4**
JV FFO, including Management Fees	$46	**$50 to $55**	**$50 to $55**
Non-Recurring Items:			
Disposition Related FFO	$(1.1)	**$8 to $10**	TBD
Acquisition-related Costs	$0.4	**$0 to $(0.5)**	$0 to $(0.5)
LTI Transition Costs	N/A	**$(2) to $(4)**	$(1) to $(2)
Average Stabilized Homes	39,637	**40,000**	TBD
Recurring Capital Expenditures per Home	$1,109	**$1,150**	TBD
Revenue Enhancing Capital Expenditures	$(10)	**$(15) to $(20)**	TBD
Kitchen & Bath Capital Expenditures	$(4)	**$(5) to $(10)**	TBD
One-time Infrastructure Repair	$0	**$(5) to $(7)**	$0
SOURCES OF FUNDS			
New Debt and Equity and Sales Proceeds	$791	**$700 to $850**	$500 to $650
Construction Loan Proceeds	$15	**$120 to $140**	$25 to $75
USES OF FUNDS			
Debt Maturities	$(348)	**$(516)**	$(214)
Development / Redev. Spend and Land Acq.	$(517)	**$(400) to $(450)**	$(400) to $(450)
Acquisitions	$(121)	**$0 to $(150)**	$0 to $(150)
BALANCE SHEET METRICS	**YE 2014A**	**YE 2015E**	**YE 2016E**
Fixed Charge Coverage	3.6x	**3.6x to 4.0x**	3.8x to 4.2x
Net Debt-to-EBITDA	6.5x	**5.8x to 6.2x**	5.4x to 5.8x
Debt to Gross Asset Value	38.6%	**36% to 38%**	34% to 36%

(1) Includes one-time tax benefit associated with the conversion of certain TRS entities into REITs of $5.8M.
(2) Includes an estimated $12M of Long Term Incentive Plan compensation expense, including $3M related to program transition expense.
Source: Company documents.

2015 MARKET GROWTH EXPECTATIONS


West Coast:
% of SS NOI: 41%
% of Total NOI: 41%
UDR Same-Store Markets
Revenue Growth(1)
Northeast
% of SS NOI: 13%
% of Total NOI: 19%
Mid-Atlantic
% of SS NOI: 24%
% of Total NOI: 21%
Seattle
Portland
Boston
New York
Metro Washington, DC
Baltimore
Richmond
Norfolk
San Francisco
Monterey Peninsula
Los Angeles
O.C.
Other SoCal
Nashville
Dallas
Austin
Orlando
Tampa
> 4.50% Revenue Growth
3.50% to 4.50% Revenue Growth
< 3.50% Revenue Growth
Southwest:
% of SS NOI: 7%
% of Total NOI: 8%
Southeast:
% of SS NOI: 15%
% of Total NOI: 11%

Market	% of 4Q14 SS NOI	% of 4Q14 Total NOI	Market	% of 4Q14 SS NOI	% of 4Q14 Total NOI	Market	% of 4Q14 SS NOI	% of 4Q14 Total NOI
Austin	2.4%	2.4%	New York	8.5%	12.9%	Richmond	3.0%	2.2%
Baltimore	5.7%	4.7%	Norfolk	1.3%	1.0%	Monterey Peninsula	3.4%	2.5%
Boston	4.6%	5.3%	O.C.	10.3%	12.4%	Seattle	5.3%	6.5%
Dallas	4.8%	5.5%	Orlando	4.8%	3.6%	SF Bay Area	13.3%	11.6%
Los Angeles	4.8%	3.9%	Oth. S. CA	2.4%	2.5%	Tampa	5.0%	3.7%
Metro Wash., DC	13.2%	12.7%	Portland	1.5%	1.1%	**TOTAL**	**98.3%**	**97.4%**
Nashville	4.0%	2.9%						

Non-Core Markets: Monterey Peninsula and Norfolk.

(1) Revenue growth based on UDR's current 2015 market-level forecast.
Source: Company documents.

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO"): The Company defines AFFO as FFO as Adjusted less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to UDR, Inc. to AFFO is provided on page 19 of this presentation.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Discontinued Operations: Effective January 1, 2014, UDR prospectively adopted Accounting Standards Update ("ASU") No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, for all communities not previously sold or classified as held for sale. ASU 2014-08 incorporates into the definition of a discontinued operation a requirement that a disposition represent a strategic shift in an entity's operations, which resulted in UDR no longer classifying the sale of communities as a discontinued operation. Communities that meet the criteria to be classified as held for disposition subsequent to the adoption of ASU 2014-08 are presented as held for disposition in the Consolidated Balance Sheet for the current period, but do not meet the criteria to be classified as discontinued operations in accordance with ASU 2014-08.

Prior to the prospective adoption of ASU 2014-08, FASB ASC Subtopic 205.20, required, among other things, that the primary assets and liabilities and the results of operations of UDR's real properties that have been sold or are held for disposition, be classified as discontinued operations and segregated in UDR's Consolidated Statements of Operations and Consolidated Balance Sheets. Consequently, the primary assets and liabilities and the net operating results of those properties sold or classified as held for disposition prior to January 1, 2014 are accounted for as discontinued operations for all periods presented. This presentation does not have an impact on net income available to common stockholders, it only results in the reclassification of the operating results within the Consolidated Statements of Operations for the periods ended December 31, 2014 and 2013, and the reclassification of the assets and liabilities within the Consolidated Balance Sheets as of December 31, 2014 and December 31, 2013.

During the twelve months ended December 31, 2013, UDR sold 2 communities with a total of 914 homes. During the twelve months ended December 31, 2014, UDR sold one commercial property that was classified as real estate held for disposition prior to the adoption of ASU 2014-08 and is therefore presented as a discontinued operation. The results of operations for these properties are classified on the Consolidated Statements of Operations on Attachment 1 of the Company's quarterly supplemental disclosure in the line item entitled "Income from discontinued operations, net of tax".

In thousands	4Q 2014	4Q 2013	YTD 2014	YTD 2013
Rental income	$ -	$ 2,021	$ **147**	$ 9,151
Rental expenses	-	777	**225**	3,511
Property management	-	56	**4**	252
Real estate depreciation	-	350	-	1,958
Other operating expenses	-	8	**21**	34
Non-property (income)/expense	-	(96)	-	(96)
Total expenses	-	1,095	**250**	5,659
Income before net impairment of real estate held for disposition and net gain on the sale of depreciable property	-	926	**(103)**	3,492
Net gain on the sale of depreciable property, net of tax	-	(1,469)	**75**	(1,469)
Income tax benefit/(expense)	-	41,919	**38**	41,919
Income/(loss) from discontinued operations, net of tax	$ -	$ 41,376	$ **10**	$ 43,942

Effective New Lease Rate Growth: The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion: The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio: The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, RE^3 income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on page 18 of this presentation.

Funds From Operations as Adjusted: The Company defines FFO as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, storm-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to UDR, Inc. to FFO as Adjusted is provided on page 19 of this presentation.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Funds From Operations ("FFO"): The Company defines FFO as net income (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, OP units, unvested restricted stock, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

DEFINITIONS AND RECONCILIATIONS

Activities of our taxable REIT subsidiary (TRS), RE[3], include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to UDR, Inc. to FFO is provided on page 19 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio: The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, RE[3] income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on page 18 of this presentation.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands	4Q 2014	YTD 2014
Income/(loss) from unconsolidated entities	$ (2,074)	$ (7,006)
Management fee	1,057	3,945
Interest expense	8,121	31,172
Depreciation	12,207	42,133
General and administrative	533	924
Other income/expense	(811)	(2,121)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest	$ 19,033	$ 69,047

JV Return on Equity ("ROE"): The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"): The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
Net income/(loss) attributable to UDR, Inc.	$ 65,417	$ 40,549	$ 30,007	$ 18,361	$ 36,700
Property management	5,668	5,598	5,527	5,345	5,233
Other operating expenses	2,174	2,009	2,162	1,926	1,925
Real estate depreciation and amortization	91,406	89,339	88,876	88,533	88,301
Interest expense	32,792	33,087	31,691	32,884	33,360
Casualty-related (recoveries)/charges, net	41	-	-	500	-
General and administrative	11,722	11,554	12,530	11,994	11,532
Tax provision/(benefit), net (includes valuation adjustment)	(7,087)	(2,492)	(2,190)	(3,329)	15
Income/(loss) from unconsolidated entities	2,074	939	428	3,565	(5,666)
Interest and other income, net	44	(9,061)	(1,426)	(1,415)	(1,328)
Joint venture management and other fees	(3,445)	(3,165)	(2,747)	(3,687)	(3,095)
Other depreciation and amortization	2,117	1,385	1,193	1,080	3,281
(Income)/loss from discontinued operations, net of tax	-	(79)	(18)	(24,294)	(41,376)
(Gain)/loss on sale of real estate owned, net of tax	(61,267)	(31,302)	(26,709)	87	-
Net income/(loss) attributable to noncontrolling interests	2,335	1,443	1,079	651	1,302
Total consolidated NOI	$ 143,991	$ 139,804	$ 140,403	$ 132,201	$ 130,184

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities: The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year.

RE^3: RE^3 is the Company's taxable REIT subsidiary ("TRS") that focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where greater than 10% of the available apartment homes are off-line for major renovation and those that did not achieve stabilization as of the most recent quarter.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project's annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that previously met the criteria for discontinued operations and were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page 16 of this presentation, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Revenue per Occupied Home: The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

Value Creation: Value creation is defined as the difference between the Company's best estimate of the current or expected market value of a community and its original purchase price or cost basis. Underlying valuation estimates and model inputs are provided by the Company. Estimated value creation is not representative of the Company's expectations for its overall financial performance or cash flow growth and there can be no assurances that the value creation implied for any of the Company's communities will be achieved.

Management considers value creation a useful metric for investors as it quantifies how successful the Company's past investments have been and current investments are expected to be.

YTD Same-Store ("SS") Communities: The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year.

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP net income/(loss) per share for full year 2015 and first quarter of 2015 to forecasted FFO, FFO as Adjusted and AFFO per share:

	Full Year 2015 Low	Full Year 2015 High
Forecasted earnings per diluted share	$ 0.17	$ 0.24
Conversion from GAAP share count	(0.07)	(0.08)
Depreciation	1.49	1.49
Noncontrolling Interests	-	-
Preferred Dividends	0.01	0.01
Forecasted FFO per diluted share	**$ 1.60**	**$ 1.66**
Disposition-related FFO	(0.03)	(0.03)
LTI Transition costs	0.01	0.01
Acquisition-related and other costs	-	-
Forecasted FFO as Adjusted per diluted share	**$ 1.58**	**$ 1.64**
Recurring capital expenditures	(0.17)	(0.17)
Forecasted AFFO per diluted share	**$ 1.41**	**$ 1.47**

	1Q 2015 Low	1Q 2015 High
Forecasted earnings per diluted share	$ 0.06	$ 0.08
Conversion from GAAP share count	(0.02)	(0.02)
Depreciation	0.37	0.37
Noncontrolling Interests	-	-
Preferred Dividends	-	-
Forecasted FFO per diluted share	**$ 0.41**	**$ 0.43**
Disposition-related FFO	(0.03)	(0.03)
LTI Transition costs	-	-
Acquisition-related and other costs	-	-
Forecasted FFO as Adjusted per diluted share	**$ 0.38**	**$ 0.40**
Recurring capital expenditures	(0.03)	(0.03)
Forecasted AFFO per diluted share	**$ 0.35**	**$ 0.37**

DEFINITIONS AND RECONCILIATIONS

Net Debt to EBITDA: The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, and RE[3] income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided below:

Net Debt-to-EBITDA ($000s)		Quarter Ended December 31, 2014
Net income/(loss) attributable to UDR, Inc.	$	65,417
Adjustments (includes continuing and discontinued operations):		
Interest expense		32,792
Real estate depreciation and amortization		91,406
Real estate depreciation and amortization on unconsolidated joint ventures		12,207
Other depreciation and amortization		2,117
Noncontrolling interests		2,335
Income tax expense/(benefit)		(7,087)
EBITDA	**$**	**199,187**
Gain/(loss) on sale of real estate owned, net of tax		(61,267)
Acquisition-related costs/(fees), including joint ventures		264
Casualty-related (recoveries)/charges, net		41
EBITDA - adjusted for non-recurring items	**$**	**138,225**

Annualized EBITDA – adjusted for non-recurring items	**$**	**552,900**
Interest expense	$	32,792
Capitalized interest expense		4,854
Total interest	$	37,646
Preferred dividends	$	931
Total debt	$	3,583,105
Cash		15,224
Net Debt	**$**	**3,567,881**
Interest Coverage Ratio		**5.29x**
Fixed Charge Coverage Ratio		**5.16x**
Interest Coverage Ratio – adjusted for non-recurring items		**3.67x**
Fixed Charge Coverage Ratio – adjusted for non-recurring items		**3.58x**
Net Debt-to-EBITDA, adjusted for non-recurring items		**6.5x**

In thousands, except per share amounts	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013
Net income/(loss) attributable to UDR, Inc.	$ 65,417	$ 36,700	$ 154,334	$ 44,812
Distributions to preferred stockholders	(931)	(931)	(3,724)	(3,724)
Real estate depreciation and amortization, including discontinued operations	91,406	88,651	358,154	341,490
Noncontrolling interests	2,335	1,302	5,508	1,470
Real estate depreciation and amortization on unconsolidated joint ventures	12,207	7,718	42,133	33,180
Net (gain)/loss on the sale of depreciable property, excluding TRS	(63,443)	(40,450)	(144,703)	(40,450)
Funds from operations ("FFO"), basic	$ 106,991	$ 92,990	$ 411,702	$ 376,778
Distributions to preferred stockholders - Series E (Convertible)	931	931	3,724	3,724
FFO, diluted	$ 107,922	$ 93,921	$ 415,426	$ 380,502
FFO per common share, basic	$ 0.41	$ 0.36	$ 1.58	$ 1.45
FFO per common share, diluted	$ 0.40	$ 0.36	$ 1.56	$ 1.44
Weighted average number of common shares and OP Units outstanding - basic	263,149	259,310	260,775	259,306
Weighted average number of common shares, OP Units, and common stock equivalents outstanding - diluted	268,201	263,908	265,728	263,926
Impact of adjustments to FFO:				
Acquisition-related costs/(fees), including joint ventures	$ 264	$ -	$ 442	$ (254)
Costs/(benefit) associated with debt extinguishment and tender offer	-	-	192	178
(Gain)/loss on sale of land	2,176	-	1,056	-
Net gain on prepayment of note receivable	-	-	(8,411)	-
Gain on sale of TRS property/marketable securities (1)	-	(2,651)	-	(2,651)
Tax benefit associated with the conversion of certain TRS entities into REITs (2)	(5,770)	-	(5,770)	-
Casualty-related (recoveries)/charges, net (3)	41	-	541	(9,665)
	$ (3,289)	$ (2,651)	$ (11,950)	$ (12,392)
FFO as Adjusted, diluted	$ 104,633	$ 91,270	$ 403,476	$ 368,110
FFO as Adjusted per common share, diluted	$ 0.39	$ 0.35	$ 1.52	$ 1.39
Recurring capital expenditures	(13,944)	(11,732)	(43,921)	(42,707)
AFFO	$ 90,689	$ 79,538	$ 359,555	$ 325,403
AFFO per common share, diluted	$ 0.34	$ 0.30	$ 1.35	$ 1.23

(1) During 4Q13, the Company sold its interest in the Lodge at Stoughton community and recognized a gross GAAP gain of $8.3 million, which was recorded as income/(loss) from unconsolidated entities, and related tax expense of $3.0 million, which was recorded as tax benefit/(provision), net. $2.7 million of the net gain on the sale of our interest in the unconsolidated joint venture is included in FFO and excluded from FFO as Adjusted as it was a gain on a development asset, which is incidental to our main business. The $2.7 million FFO gain represents the net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

(2) During 4Q14, the Company recognized a one-time tax benefit of $5.8 million related to the conversion of certain taxable REIT subsidiary entities into REIT's.

(3) 2014 adjustment relates to damages at our Rosebeach community in California as a result of the earthquake in March 2014 and the storm that hit the west coast in December 2014. 2013 adjustment primarily represents the portion of Hurricane Sandy insurance recoveries in 2013 that relate to the $9.3 million in charges added back to FFO as Adjusted in 4Q12. The difference between the casualty-related recoveries reflected on the Consolidated Statements of Operations and the adjustment above represents the amount of 2013 business interruption recoveries during 2013. The business interruption insurance recoveries are offset by lost rental revenues from the business interruption in 2013.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This presentation and these forward-looking statements include UDR's analysis and conclusions and reflect UDR's judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

Investor Relations Contact:
Chris Van Ens
cvanens@udr.com
720.348.7762